RBC Capital Markets
Investor Meetings
April 6, 2010

Forward-Looking Statements
Company Overview
   *Focus on natural gas infrastructure
-Attractive industry outlook
-Natural gas is key to America’s energy future
-High-quality assets with diverse supply and strong markets
    *Principally regulated asset base
-Provides earnings and cash flow stability through long-term contracts
-Business model proven to weather economic cycles
    *Organic growth projects provide low-risk growth trajectory

Map of Operations
Company Facts
Transportation & Storage
   *Vast pipeline network with access to diverse supply sources and growing markets
    *Approximately 15,000 miles of interstate pipelines with transportation capacity of 7.8 Bcf/d
    *One of North America’s largest liquefied natural gas (LNG) import terminals with peak send out of 2.1 Bcf/d and storage of 9 Bcf
    *Owns/leases approximately 100 Bcf of storage

Transportation & Storage Assets
Trunkline LNG:
Infrastructure Enhancement Project
FGT Phase VIII Expansion
FGT Phase VIII Expansion Timeline
FGT Pascagoula Lateral
Gathering & Processing
   *Located in prolific, long-lived Permian Basin
    *Approximately 5,500 miles of gas and gas liquids pipelines covering 16 counties in West Texas/Southeast New Mexico
    *Two fully-integrated midstream systems (North and South) connected via high-pressure pipelines
    *Four active cryogenic plants and six active treating plants
-Restarted Mi Vida treating facility in February 2010
-Expect to restart Halley processing plant in 4Q2010
    *Attractive downstream markets
    *Attractive contract mix:  98%+ POP / Fee-based
Map of Operations
North System
   *Consists of the Jal and Keystone Systems
-Low pressure integrated sour gas gathering systems
-Average processed volumes over 200 MMcfd
-22,000+ barrels per day (bpd) NGL production
-225 MMcfd cryogenic processing capacity
-325 MMcfd sour gas treating capacity
-40 tons per day sulfur plant capacity
-Recent compression and high pressure pipeline upgrades
-Treating capacity expansion at Jal 3 plant, including acid gas injection well, completed early 2009

South System
   *Consists of the Mi Vida, Coyanosa and Tippett Systems
-High pressure integrated sweet and sour gas gathering systems
-Average wellhead volumes 270 MMcfd
-Average processed volumes 170 MMcfd
-11,000+ bpd  NGL production
-190 MMcfd cryogenic processing capacity
-250 MMcfd sour gas treating capacity
    *Grey Ranch System (50% ownership)
-High CO2 gathering and treating system
-Earn fixed fee for removing CO2 from gas
-200 MMcfd treating capacity

High Pressure Transfer System
Gas Supply Contracts
   *Substantially eliminated true keep whole exposure
    *Changed gas pricing mechanism – First of Month to Gas Daily
-Matches daily priced gas to daily priced NGL’s
-Mitigates risk from daily volume swings
    *Producer indemnifications negotiated on many capital intensive projects
2010 Growth Opportunities
Gathering & Processing Assumptions
   *Positive processing spread environment encourages optimal Natural Gas Liquid recoveries; Normalized fuel, flare and unaccounted-for volumes
    *2010 projected equity volumes
-Natural Gas Liquids equivalent of 40,000 to 45,000 MMBtu/d
-Natural Gas of 7,000 to 15,000 MMBtu/d
    *2010 hedge positions
-40,000 MMBtu/d of NGL equivalent at $10.44
-5,000 MMBtu/d of natural gas $5.33
    *2011 hedge positions
-25,000 MMBtu/d of NGL equivalent at $11.63

Distribution
    *Missouri Gas Energy
-Provides natural gas to over 500,000 customers
-Nearly 13,000 miles of main and service lines
-Received a $16.2MM annual base rate increase effective February 28, 2010
-New rate design eliminates impact of weather or conservation on margin for residential and small general service customer classes
*New England Gas Company
-Provides natural gas to 50,000 customers
-Nearly 2,000 miles of main and service lines
-Received $3.7MM in increased annual base rates in February 2009

Corporate & Other
   *Corporate segment provides administrative and support functions to business segments and allocates expenses as appropriate
    *Other segment primarily consists of PEI Power Corporation which owns interests in and operates 75 MW of generating assets in the PJM ISO and Fall River Gas Appliance

Summary
*Focus on natural gas related infrastructure
*Actively managed hedging program helps mitigate volatility in NGL margins
*Organic growth projects with clear visibility towards earnings and cash flow growth
*Balance preservation of investment grade credit ratings and return of capital to shareholders

2010 Financial Outlook

2010 Outlook
    *2010 adjusted net earnings per share of $1.75 to $1.95
    *2010 reported net earnings per share of $1.92 to $2.12
EPS Reconciliation
2010 Consolidated Adjusted EBITDA
2010 Adjusted Segment EBITDA
2010 Adjusted EBITDA by Segment
2010 Net Capital Expenditure Guidance
SUG General Assumptions
   *Approximately 125 million weighted average diluted shares outstanding
    *Effective income tax rate of 30.3%
    *Interest expense, net of capitalized interest, approximately $225 to $235 million
Reg. G Reconciliation
Reg. G Reconciliation – continued